Exhibit C
JOINT FILING AGREEMENT
The undersigned hereby agree that the Statement on Schedule 13D with respect to the Ordinary Shares, TRY 0.001 nominal value per share, of Turkcell Iletisim Hizmetleri A.S., dated as of December 5, 2005, is, and any further amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the United States Securities Exchange Act of 1934.

CUKUROVA TELECOM HOLDINGS LIMITED

December 5, 2005
Date

/s/ Oleg Malis
Signature

Oleg Malis, Director
Name/Title

ALFA TELECOM TURKEY LIMITED

December 5, 2005 Date

/s/ Pavel Nazarian
Signature

Pavel Nazarian, Director Name/Title

ALFA FINANCE HOLDINGS S.A.

December 5, 2005
Date

/s/ Pavel Nazarian
Signature

Pavel Nazarian, Attorney
Name/Title

CTF HOLDINGS LIMITED

December 5, 2005
Date

/s/ Franz Wolf
Signature

Franz Wolf, Director
Name/Title

CROWN FINANCE FOUNDATION

December 5, 2005
Date

/s/ Franz Wolf
Signature

Franz Wolf, Attorney
Name/Title